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                                  Exhibit 10.7
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                                   AGREEMENT

concluded on 16.09.1996 between:

Przedsiebiorstwo Przemyslu Spirytusowego "POLMOS" in Bialystok, ul. Elewatorska 20, later called "Seller", represented by:

1.  Director of the Enterprise - Jan Malachowski
2.  Associate Commercial Director - Henryk Wnorowski

and

"CAREY AGRI INTERNATIONAL - POLAND" Sp. z o.o.

03-802 Warsaw, ul. Lubelska 13
later called "Purchaser" represented by:

1.  William Vernon Carey

                                     (S) 1

The subject of the agreement is the sale of spirit products by the Seller for the benefit of the Purchaser and resale of return packaging by the Purchaser to the benefit of the Seller.

                                     (S) 2

A condition for starting co-operation is for the Seller to submit:

.. a set of documents required by the Seller, referred to in detail in the Appendix to the agreement,

.. relevant collateral of claims for the benefit of the Seller for spirit products received therefrom.

                                     (S) 3

The Purchaser shall submit detailed orders for spirit products by telephone or in writing to the Marketing and Sales Department of the Seller.
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                                     (S) 4

1. The Seller commits itself to supply the Purchaser with spirit products at its own cost and in quantities and assortment agreed to with the Purchaser.

2. The Purchaser is required to ensure a return load for the vehicle of return packaging (bottles and transport cases).

3. The value of returned packaging shall be assigned to the account of the oldest unpaid invoices.

                                     (S) 5

1. Return packaging shall be collected by the return route of the vehicle supplying the spirit products.

2.  Bottles and plastic boxes only from spirit products are subject to resale:

    .  standardised bottles 0,5 l; 0,25 l; 0,75 l,

    .  `Polonez' bottles 0,5 l,

    .  "Angular" bottles 0,5 l,

    .  plastic transport cases for 0,25 l and 0,5 l alcoholic beverage bottles,

    . plastic transport cases for alcoholic beverage bottles with a capacity of 0,75 l "for water" with the wording "UZDROWISKA POLSKIE"

3. Bottles should be supplied in plastic boxes adapted to bottle size, segregated according to type. A given box bottles can only contain bottles of one size. Supplies not meeting these requirements will not be accepted.

4.  Resold packaging should meet the following quality requirements:

    . bottles should be clean, whole, without defects, foreign odours, cap or seal remainders,

    .  there can be no bottles that contained oil or chemical products,

    .  plastic cases should be clean, whole, with notches or cracks.
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5.  The quality acceptance of bottles and boxes shall take place at the Seller's warehouse. Bottles and cases not meeting the requirements according to point 2, 3 and 4 shall be placed in the Seller's warehouse for deposit, which the Purchaser shall be notified of. The deposit should be picked up within one month. In the alternative it will be liquidated, without payment for bottles, cases or broken glass.

6. The Seller shall set the price of return packaging. The Seller shall inform the Purchaser of any price change for return packaging in a separate letter.

                                     (S) 6

Spirit products shall be invoiced according to producer prices.

                                     (S) 7

The agreement performance date is deemed as the date of conveying spirit products to the carrier or authorised representative of the Purchaser, in the event of accepting goods by its own transport.

                                     (S) 8

1. Conveyance of goods to the Purchaser takes place based on a copy of the VAT invoice.

2. In the event discrepancies are determined in the course of loading between the good supplied and the contents of the invoice, the Purchaser shall prepare a report with the participation of the carrier and send it by registered mail to the Seller.

3. If transport damage is determined upon unloading, the carrier shall prepare a damage report, with the participation of the Seller. Settlement of transport damage takes place between the Purchaser and carrier. For this purpose the Purchaser is required to compete necessary documents, that is an original damage report, waybill and bill / note issued to the carrier containing the damage assessment and send them immediately to the address of the carrier, located in the damage report.

                                     (S) 9

The Seller commits itself to accept as returns defective products revealed during their conveyance to the purchaser. Originally sealed with damaged excise banderols or without banderols as well as products with intact excise banderols possessing the defects below shall be subject to return:
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    1.  products with damaged labels or without labels;

    2.  products with impurities or different colour of the liquid,

    3.  bottles with factory damaged caps,

    4. bottles with leaks of liquid at the seam (connection of two bottle halves),

    5. empty bottles and not completely full bottles, originally sealed with intact banderols.

Returns of defective products shall take place by the return route or at the next delivery based on the settlement document of the Purchaser. The document should include the VAT invoice number based on which the products were supplied, name, size and quantity of missing products as well as defects.

                                     (S) 10

1. The payment of amounts due for spirit products should take place within the term indicated in the VAT invoice to the account of PPS "POLMOS" w Bialymstoku at the:

     Bank Inicjatyw Gospodarczych SA Oddzial w Bialymstoku, ul. Szosa Polnocno-Obwodowa 5; Account number: 420404-01889001-2511-1 or in the Polski Bank Inwestycyjny SA Oddzial w Bialymstoku ul. Warszawska 14, Account number: 708010-148018-2511

     From the account of the Purchaser in the Bank Rozwoju Exportu SA O/Warszawa, Account number 400002-282953-2511-1.

2. Payment by virtue of completed spirit product purchases, to the extent not made on transfer documents printed by the Seller shall be "automatically assigned" to credit the oldest invoices.

3. Non-payment or delayed payment by the Purchaser authorises the Seller to refrain from further deliveries of spirit products without incurring liability for non-performance of the agreement.

4. The non-timely payment of invoices by the Purchaser results in the charging of statutory interest imposed by the Seller.
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                                     (S) 11

1. The Purchaser commits itself to notify the Seller of decisions and facts having an impact on its financial situation and to permit the Seller's employees access to documents, reports and information depicting the economic and financial situation of the firm.

2. The Purchaser commits itself to immediately notify the Seller of any change in the name, address and head offices of the firm as well as any changes associated with its legal status.

                                     (S) 12

In all matters not governed by this agreement, regulations of the Civil Code shall apply.

                                     (S) 13

1. This agreement is concluded for an indefinite term, applying a one-month term of notice by each of the parties.

2. The agreement is subject to immediate termination if document authorising the Purchaser to purchase spirit products cease to be valid, or in the event the Seller acquires information on the insolvency of the Purchaser.

                                     (S) 14

The Economic Court in Bialystok shall resolve disputes resulting from this agreement.

                                     (S) 15

The agreement was drafted in two identical copies, one for each of the parties.

The agreement is effective from 16.09.1996.

Seller:   Purchaser: